UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2006

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2006, the Board of Directors (the "Board") of Symbol Technologies, Inc. (the "Company") approved the employment agreement (the "Agreement") of Salvatore Iannuzzi in connection with his appointment to the position of President and Chief Executive Officer of the Company. The Agreement with Mr. Iannuzzi is effective as of January 12, 2006 and includes the following material terms:

• A base salary of $1,000,000 per year;

• Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board or the Compensation Committee of the Board, with a target of 100% of Mr. Iannuzzi’s base salary and a maximum of 200% of Mr. Iannuzzi’s base salary;

• An obligation of the Company to grant the following equity awards:

a. 200,000 shares of restricted Company common stock as soon as practicable following the execution of the Agreement, in accordance with the terms of a Restricted Stock Award Agreement, in substantially the form filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on August 26, 2005;

b. 300,000 options to purchase shares of the Company’s common stock as soon as practicable following the execution of the Agreement, at an exercise price equal to the fair market value of the Company's common stock (as defined by the 2004 Equity Incentive Award Plan) on the date of the grant and pursuant to a Non-Qualified Stock Option Agreement in substantially the form filed as Exhibit 10.1 hereto; and

c. annual grants of equity awards in 2007 and beyond to be determined by the Compensation Committee of the Board;

• annual rewards of 6-12% of base pay to be deposited into the Company's Supplemental Deferred Compensation Plan, based upon the performance of the Company;

• The payment of (I) an amount equal to the product of (A) the sum of his then current (i) base salary and (ii) the greater of (1) the bonus paid or payable to Mr. Iannuzzi with respect to the fiscal year ending immediately prior to the termination date or (2) 50% of the target bonus for such year, and (B) 1.5; payable in equal monthly installments during the period beginning on the termination date and ending on the 18 month anniversary thereof, (II) up to 18 months of coverage of the medical, dental and life insurance coverage in which he (or his dependents) was participating as of the termination date and (III) a pro-rata portion of his target bonus for the year of his termination (if bonuses are paid that year), if Mr. Iannuzzi’s employment with the Company is terminated without cause or for good reason (as such terms are defined therein), other than as a result of a change in control (as defined therein);

• The payment of (I) an amount equal to the product of (A) the sum of his then current (i) base salary and (ii) the target bonus payable to Mr. Iannuzzi with respect to the fiscal year ending immediately prior to the termination date, and (B) two; payable in a lump sum as soon as reasonably practicable after such termination of employment (or, if such termination occurs prior to the consummation of the change in control, as soon as reasonably practicable after the effective date of such change in control), (II) up to 2 years of coverage of the medical, dental and life insurance coverage in which he (or his dependents) was participating as of the termination date and (III) a pro-rata portion of his target bonus for the year of his termination (if bonuses are paid that year), if Mr. Iannuzzi’s employment with the Company is terminated without cause or for good reason in connection with a change in control;

• upon execution of the Agreement, a cash award of $1,000,000 in recognition of Mr. Iannuzzi's exemplary contributions to the Company during 2005; and

• An agreement by Mr. Iannuzzi not to solicit employment for any employee of the Company other than with the Company for a period of 24 months following the termination date and not to compete with the Company for a period of 18 months, or 12 months in the event of non-renewal of the Agreement, following the termination date.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits.

10.1 Form of Symbol Technologies, Inc. Non-Qualified Stock Option Agreement

10.2 Employment Agreement, effective as of January 12, 2006, by and between Symbol Technologies, Inc. and Salvatore Iannuzzi

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

January 31, 2006	By:	Peter M. Lieb

Name: Peter M. Lieb
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement
10.2	Employment Agreement